Exhibit 5.1

October 4, 2016

AzurRx BioPharma, Inc. 760 Parkside Avenue Downstate Biotechnology Incubator, Suite 217 Brooklyn, New York 11226

  Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, File No. 333-212511 (the “Registration Statement”), filed with the Securities and Exchange Commission by AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of (i) up to 1,200,000 shares (the “Firm Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and (ii) up to 180,000 additional shares of Common Stock (the “Over-Allotment Shares” and, together with the Firm Shares, the “Shares”) for which the underwriters have been granted an over-allotment option.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP Loeb & Loeb LLP